EXHIBIT 21

                      SUBSIDIARIES OF HOMESERVICES.COM INC.


                                                 STATE OR OTHER JURISDICTION OF
     COMPANY NAME                                INCORPORATION OR ORGANIZATION
     ------------                                -----------------------------

Arizona Home Services, LLC                                 Arizona
CBS Brokerage Systems, Inc.                                Nebraska
CBSHOME Real Estate Company                                Nebraska
Cendant Home Funding - Nebraska LLC                        Delaware
Champion Realty Inc.                                       Maryland
Chancellor Mortgage Services, Inc.                         Maryland
Chancellor Title Services, Inc.                            Maryland
Edina Corporate Services, Inc.                             Minnesota
Edina Financial Services, Inc.                             Minnesota
Edina Realty Foundation                                    Minnesota
Edina Realty, Inc.                                         Minnesota
Edina Realty Insurance Agency, Inc.                        Minnesota
Edina Realty Mortgage, LLC                                 Delaware
Edina Realty of Wisconsin, Inc.                            Wisconsin
Edina Realty Title, Inc.                                   Minnesota
First Realty, Ltd.                                         Iowa
HMSV Financial Services, Inc.                              Delaware
IMO Co., Inc.                                              Missouri
Iowa Realty Co., Inc.                                      Iowa
Iowa Realty Insurance Agency, Inc.                         Iowa
Iowa Title Company                                         Iowa
J.C. Nichols Alliance, Inc.                                Kansas
J.C. Nichols Residential, Inc.                             Kansas
J.C. Nichols Residential Peculiar, LLC                     Missouri
Kansas City Title, Inc.                                    Missouri
Leasing Associates, Inc.                                   Nebraska
Long Title Agency, Inc.                                    Arizona
MidAmerican Commercial Real Estate Services, Inc.          Kansas
MidAmerican Home Services Mortgage, LLC                    Delaware
Midland Escrow Services, Inc.                              Iowa
MRSCT, Inc.                                                Kentucky
Nebraska Land Title and Abstract Co.                       Nebraska
Paul Semonin Company                                       Kentucky
Plaza Financial Services, L.L.C.                           Kansas
Plaza Mortgage Services, L.L.C.                            Kansas
Professional Referral Organization Inc.                    Maryland
Real Estate Referral Network, Inc.                         Nebraska
RHL Referral Company, LLC                                  Arizona
Roy H. Long Realty Co., Inc.                               Arizona
Select Relocation Services, Inc.                           Nebraska
Semonin Mortgage Services, Inc.                            Kentucky
Service Mortgage Group, LLC                                Kentucky
The Referral Co.                                           Iowa